AMENDMENT NUMBER ONE
TO
THE PEP BOYS - MANNY, MOE & JACK
1999 STOCK INCENTIVE PLAN
(Amended and Restated as of May 29, 2001)

WHEREAS, The Pep Boys - Manny, Moe & Jack (the "Company") has previously adopted The Pep Boys - Manny, Moe & Jack 1999 Stock Incentive Plan (as amended and restated, the "Plan");

WHEREAS, the Plan authorizes the Board of Directors (the "Board") to amend the Plan to increase the number of shares available for awards thereunder, subject to the approval, within twelve months before or after such amendment by the Board, by the Company's shareholders; and

WHEREAS, the Board and the Company's shareholders have approved the amendment of the 1999 Plan to the increase the number of shares available for awards thereunder from 2,000,000 to 4,500,000.


NOW , THEREFORE, in consideration of the foregoing recitals, the Plan is hereby amended as follows:

1. The first sentence of Section 6 of the Plan is hereby amended and restated in its entirety to read as follows:

"The aggregate maximum number of Shares for which Awards may be granted pursuant to the Plan is 4,500,000, adjusted as provided in Section 11 of the Plan."

2. Except as expressly amended hereby, the provisions of the Plan shall remain in full force and effect.

         *     *     *     *

As adopted by the Board on                      THE PEP BOYS - MANNY, MOE & JACK
March 26, 2002 and
approved by the shareholders
on May 29, 2002.

                                                By: /s/ Mitchell G. Leibovitz
                                                      Mitchell G. Leibovitz
                                                      Chief Executive Officer